Exhibit 3.39

ENDORSED FILED In the office of the Secretary of State of the State of California DEC 15 1992 MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION

OF

WEISER LOCK CORPORATION

FIRST: That the name of the corporation is:

WEISER LOCK CORPORATION

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name of the corporation’s agent for service of process in the State of California is C T Corporation System.

FOURTH: The total number of shares which the corporation is authorized to issue is One Thousand (1,000) of common stock of the par value of One Dollar ($1.00) each.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of December, 1992.

/s/ Sharon O’Brien
Sharon O’Brien

ENDORSED - FILED In the office of the Secretary of State of the State of California DEC 24 2003 KEVIN SHELLEY Secretary of State

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

WEISER LOCK CORPORATION

The undersigned hereby certify that:

1.	They are the Vice President and Assistant Secretary, respectively, of WEISER LOCK CORPORATION, a California corporation (the “Corporation”).

2.	Article FOURTH of the Articles of Incorporation of the Corporation is amended to read as follows:

“The total number of shares which the corporation is authorized to issue is Five Thousand (5,000) of common stock of the par value of One Dollar ($1.00) each.”

3.	The foregoing amendment of the Articles of Incorporation of the Corporation has been duly adopted and approved by the board of directors.

4.	The foregoing amendment of the Articles of Incorporation of the Corporation has been duly adopted and approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 1,000. The number of shares voting in favor of the amendment equaled and exceeded the vote required. The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

Date: December 22, 2003	/s/ Charles E. Fenton
Charles E. Fenton
Vice President

/s/ William G. Bruner, III
William G. Bruner, III
Assistant Secretary